UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2011
RXi Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33958 (Commission File Number)	20-8099512 (IRS Employer Identification No.)
60 Prescott Street, Worcester, MA 01605
(Address of principal executive offices and Zip Code)
(508) 767-3861
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The disclosures set forth below under Item 2.01 of this report with respect to the CVR Agreement and the Escrow Agreement are incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 13, 2011, RXi Pharmaceuticals Corporation (the “Company”) completed its previously announced acquisition of Apthera, Inc., a Delaware corporation (“Apthera”). The acquisition was made pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated March 31, 2011, by and among the Company, Diamondback Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Apthera, and Robert E. Kennedy, in his capacity as representative of Apthera’s stockholders (the “Stockholder Representative”). Under the terms of the Merger Agreement, Merger Sub merged with and into Apthera, with Apthera surviving as a wholly-owned subsidiary of the Company (the “Merger”).
     Pursuant to the Merger Agreement, the Company issued an aggregate of approximately 4.8 million shares of common stock (the “Aggregate Stock Consideration”) to Apthera’s stockholders. The Company may also be required to make contingent payments to Apthera’s stockholders of up to $32 million (the “Contingent Consideration”) based on the achievement of certain development and commercial milestones relating to Apthera’s NeuVax product candidate.
     Sanford Hillsberg, Chairman of the Company’s Board of Directors, owned approximately 2.4% of the outstanding shares of Apthera prior to the Merger, for which he will receive the same per share consideration on the same terms and conditions as the other stockholders of Apthera. Mr. Hillsberg disclosed such ownership to the Company’s Board of Directors prior to the Company submitting its initial letter of intent to Apthera and did not participate in any vote relating to the Merger taken by the Company’s Board of Directors.
     On April 13, 2011, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with the Stockholder Representative, Computershare Trust Company, N.A., and Computershare, Inc. (“Computershare”), setting forth the terms and conditions governing payment of the Contingent Consideration. Under the CVR Agreement, the Contingent Consideration is payable, at the election of the Company, in either cash or additional shares of common stock; provided, however, that the Company may not issue any shares in satisfaction of any Contingent Consideration unless it has first obtained approval of its stockholders in accordance with Rule 5635(a) of the NASDAQ Listing Rules.
     Also on April 13, 2011, the Company entered into an Escrow Agreement (the “Escrow Agreement”) with the Stockholder Representative and Computershare, pursuant to which the Company deposited 10% of the Aggregate Stock Consideration (the “Escrow Shares”) with Computershare. Subject to the terms and conditions set forth in the Escrow Agreement, the Escrow Shares will be available to compensate the Company and related parties for certain indemnifiable losses as described in the Merger Agreement.
     Further information concerning the Merger and the terms of the Merger Agreement is set forth in Item 1.01 of the Company’s Current on Form 8-K filed with the Securities and Exchange Commission on April 5, 2011, and in a copy of the Merger Agreement filed as Exhibit 10.1 thereto, and such Item 1.01 and Exhibit 10.1 are incorporated herein by reference. The foregoing summaries of the material terms of the CVR Agreement and Escrow Agreement are qualified in their entirety by reference to the complete agreements, forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

     On April 14, 2011, the Company issued a press release announcing completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President and Chief Operating Officer
     On April 13, 2011 (the “Effective Date”), the Company appointed Mark W. Schwartz, Ph.D., as its Executive Vice President and Chief Operating Officer, effective immediately. Dr. Schwartz, age 56, has over 25 years of experience in the biotechnology and life sciences industry. Since January 2010, Dr. Schwartz has served as Apthera’s President and Chief Executive Officer and as a member of Apthera’s board of directors. Prior to joining Apthera, Dr. Schwartz served as President and Chief Executive Officer of Bayhill Therapeutics, a privately-held biopharmaceutical company focused on the development of therapies for autoimmune diseases, from March 2004 to September 2009. From 2001 to 2003, Dr. Schwartz served as President and Chief Executive Officer of Calyx Therapeutics, a privately-held pharmaceutical company focused on the development of therapies for diabetes and inflammatory diseases. Dr. Schwartz holds a Ph.D. in biochemistry from Arizona State University and received his bachelor of arts degree in chemistry from Grinnell College in Iowa. Dr. Schwartz does not have a family relationship with any member of the Company’s board of directors or any executive officer of the Company.
     The terms of Dr. Schwartz’s employment with the Company are set forth in an Employment Agreement dated as of the Effective Date (the “Employment Agreement”). The Employment Agreement provides for a one-year term expiring on April 13, 2012 (the “Term”) and that Dr. Schwartz will receive an initial annual base salary of $225,000. Dr. Schwartz’s base salary will be increased to $275,000 if the Company completes a financing transaction with net proceeds of at least $5 million during the Term, and will be increased to $300,000 if the Company completes a financing transaction with net proceeds of at least $10 million during the Term. Pursuant to the Employment Agreement, on the Effective Date, Dr. Schwartz was granted a 10-year stock option (the “Option”) to purchase 40,000 shares of the Company’s common stock at an exercise price of $1.275 per share. The Option was awarded pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan and shall vest and become exercisable in 12 equal quarterly installments beginning on July 13, 2011; provided, in each case, that Dr. Schwartz remains in the continuous employ of the Company through such vesting date.
     The Employment Agreement provides that if the Company terminates Dr. Schwartz’s employment without “cause” (as defined in the Employment Agreement) during the Term, then he is entitled to: (i) continue receiving his then current annualized base salary for the remainder of the Term, and (ii) continued vesting under the Option for the duration of the Term. The Employment Agreement further provides that if in connection with a change of control of the Company during the Term, Dr. Schwartz’s compensation, benefits, title, or duties are reduced, or if Dr. Schwartz is required to relocate more than 50 miles from his current residence in connection with such change of control, then Dr. Schwartz shall be considered terminated without cause, in which case he shall be entitled to the benefits set forth in the preceding sentence.
     The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

Appointment of Vice President and Chief Financial Officer
     On April 13, 2011 (the “Effective Date”), the Company appointed Robert E. Kennedy as its Vice President and Chief Financial Officer, effective immediately. Mr. Kennedy, age 55, co-founded Apthera in 2005, and currently serves as Apthera’s Chief Financial Officer and as a member of Apthera’s board of directors. Prior to joining Apthera, Mr. Kennedy provided financial consulting services to several biotechnology companies and private equity groups. From April 2001 to January 2004, Mr. Kennedy served as Chief Financial Officer and director of Blue Dot Services, Inc., a nationwide heating, ventilation, air-conditioning and plumbing construction and services company headquartered in South Dakota. From December 1997 to April 2001, Mr. Kennedy served as the managing director for Koch Ventures, the venture capital arm of Koch Industries, one of the largest privately-held companies in the United States. Since April 2009, Mr. Kennedy has served on the board of directors of Immunologix, Inc., a privately-held antibody development company. Mr. Kennedy also serves as Director of the Arizona BioIndustry Association and as a mentor in Arizona State University’s Technopolis program for start-up companies. He earned his BBA degree at Wichita State University and is a Certified Public Accountant. Mr. Kennedy does not have a family relationship with any member of the Company’s board of directors or any executive officer of the Company.
     The terms of Mr. Kennedy’s employment with the Company are set forth in an Employment Agreement dated as of the Effective Date (the “Employment Agreement”). The Employment Agreement provides for a one-year term expiring on April 13, 2012 (the “Term”) and that Mr. Kennedy will receive an initial annual base salary of $175,000. Mr. Kennedy’s base salary will be increased to $200,000 if the Company completes a financing transaction with net proceeds of at least $5 million during the Term, and will be increased to $225,000 if the Company completes a financing transaction with net proceeds of at least $7.5 million during the Term. Pursuant to the Employment Agreement, on the Effective Date, Mr. Kennedy was granted a 10-year stock option (the “Option”) to purchase 30,000 shares of the Company’s common stock at an exercise price of $1.275 per share. The Option was awarded pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan and shall vest and become exercisable in 12 equal quarterly installments beginning on July 13, 2011; provided, in each case, that Mr. Kennedy remains in the continuous employ of the Company through such vesting date.
     The Employment Agreement provides that if the Company terminates Mr. Kennedy’s employment without “cause” (as defined in the Employment Agreement) during the Term, then he is entitled to: (i) continue receiving his then current annualized base salary for the remainder of the Term, and (ii) continued vesting under the Option for the duration of the Term.
     The Employment Agreement further provides that the Company shall apply its best efforts to negotiate in good faith a replacement employment agreement with Mr. Kennedy on or before September 30, 2011. In the event the parties have not entered into a new employment agreement by October 1, 2011, then, upon Mr. Kennedy’s written request, he shall be terminated without cause and shall be entitled to the benefits set forth in the preceding paragraph.
     The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     The financial statements contemplated by this item are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
     The pro forma financial information contemplated by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description
10.1
Form of Contingent Value Rights Agreement entered into among RXi Pharmaceuticals Corporation, Computershare Trust Company, N.A., Computershare, Inc., and Robert E. Kennedy, in his capacity as the Stockholder Representative, on April 13, 2011.

10.2
Form of Escrow Agreement entered into among RXi Pharmaceuticals Corporation, Computershare Trust Company, N.A., and Robert E. Kennedy, in his capacity as the Stockholder Representative, on April 13, 2011.

99.1	Press Release issued by RXi Pharmaceuticals Corporation on April 14, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2011	RXi Pharmaceuticals Corporation
	By:	/s/ Mark J. Ahn
Mark J. Ahn
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Form of Contingent Value Rights Agreement entered into among RXi Pharmaceuticals Corporation, Computershare Trust Company, N.A., Computershare, Inc., and Robert E. Kennedy, in his capacity as the Stockholder Representative, on April 13, 2011.

10.2
Form of Escrow Agreement entered into among RXi Pharmaceuticals Corporation, Computershare Trust Company, N.A., and Robert E. Kennedy, in his capacity as the Stockholder Representative, on April 13, 2011.

99.1	Press Release issued by RXi Pharmaceuticals Corporation on April 14, 2011.